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                                  EXHIBIT 21.1
                        SUBSIDIARIES OF STAFFMARK, INC.(1)


                                                                       STATE OR COUNTRY
           SUBSIDIARY                                                  OF ORGANIZATION
           RHS Associates, Inc.                                        Alabama
           Brewer Personnel Services, Inc.                             Arkansas
           533993 B.C., LTD.                                           British Columbia
           Able-Temps, Inc.                                            Delaware
           ClinForce, Inc.                                             Delaware
           EBIT, Inc.                                                  Delaware
           EMJAY Careers, Inc.                                         Delaware
           EMJAY Contracts, Inc.                                       Delaware
           Flexible Personnel, Inc.                                    Delaware
           Global Dynamics, Inc.                                       Delaware
           H. Allen & Company, Inc.                                    Delaware
           IntelliMark, Inc.                                           Delaware
           StaffMark Acquisition Corporation Nineteen                  Delaware
           StaffMark Acquisition Corporation Twenty                    Delaware
           Sterling Human Resource Company                             Delaware
           Strategic Legal Resources, Inc.                             Delaware
           Structured Logic Company, Inc.                              Delaware
           Temp Technology, Inc.                                       Delaware
           The Kleven Group, Inc.                                      Delaware
           The Kleven Group, Inc.                                      Massachusetts
           Kleven Technical Services, Inc.                             Massachusetts
           The Blethen Group, Inc.                                     North Carolina
           Maxwell Staffing, Inc.                                      Oklahoma
           Maxwell/Healthcare, Inc.                                    Oklahoma
           First Choice Staffing, Inc.                                 South Carolina
           StaffMark, Inc. - Nashville                                 Tennessee
           Longhorn Employment Services, Inc.                          Texas
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(1) StaffMark, Inc. owns one hundred percent (100%) of the outstanding shares of capital stock of the subsidiaries listed above.

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